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                              ACQUISITION AGREEMENT

                                      DATED

                                 August 28, 2000


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                          OSLER, HOSKIN & HARCOURT LLP

                                      -

                                WHITE & CASE LLP

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE 1
         INTERPRETATION....................................................... 1
         Section 1.1     Definitions.......................................... 1
         Section 1.2     Interpretation Not Affected by Headings, etc......... 6
         Section 1.3     Currency............................................. 6
         Section 1.4     Number, etc...........................................6
         Section 1.5     Date For Any Action...................................6
         Section 1.6     Entire Agreement......................................7
         Section 1.7     Schedules.............................................7
         Section 1.8     Accounting Matters....................................7
         Section 1.9     Knowledge.............................................7

ARTICLE 2
         THE AMALGAMATION......................................................7
         Section 2.1     Implementation Steps by Repap.........................7
         Section 2.2     Articles of Amalgamation..............................8
         Section 2.3     Repap Circular........................................8
         Section 2.4     Preparation of Filings, etc...........................8

ARTICLE 3
         REPRESENTATIONS AND WARRANTIES........................................9
         Section 3.1     Representations and Warranties of Repap...............9
         Section 3.2     Representations and Warranties of UPM................23
         Section 3.3     Survival.............................................25

ARTICLE 4
         COVENANTS............................................................25
         Section 4.1     Retention of Goodwill................................25
         Section 4.2     Covenants of Repap...................................25
         Section 4.3     Covenants of UPM.....................................29
         Section 4.4     Treatment of Repap Stock Options.....................30
         Section 4.5     Covenants Regarding Non-Solicitation.................30
         Section 4.6     Notice by Repap of Superior Proposal Determination...32
         Section 4.7     Access to Information................................33
         Section 4.8     Closing Matters......................................33
         Section 4.9     Indemnification......................................33

ARTICLE 5
         CONDITIONS...........................................................34
         Section 5.1     Mutual Conditions Precedent..........................34
         Section 5.2     Additional Conditions Precedent to the
                         Obligations of UPM...................................35
         Section 5.3     Additional Conditions Precedent to the
                         Obligations of Repap.................................36
         Section 5.4     Notice and Cure Provisions...........................36
         Section 5.5     Satisfaction of Conditions...........................37

ARTICLE 6
         AMENDMENT AND TERMINATION............................................37
         Section 6.1     Amendment............................................37
         Section 6.2     [Intentionally Deleted]..............................38
         Section 6.3     Termination..........................................38
         Section 6.4     Break and Other Fees; Option.........................39
         Section 6.5     Remedies.............................................39

ARTICLE 7
         GENERAL..............................................................40
         Section 7.1     Notices..............................................40
         Section 7.2     Assignment...........................................41
         Section 7.3     Binding Effect.......................................42
         Section 7.4     Waiver and Modification..............................42
         Section 7.5     Further Assurances...................................42
         Section 7.6     Expenses.............................................42
         Section 7.7     Consultation.........................................42
         Section 7.8     Governing Laws.......................................43
         Section 7.9     Time of Essence......................................43
         Section 7.10    Counterparts.........................................43


SCHEDULE A - AMALGAMATION AGREEMENT
SCHEDULE B - SPECIAL RESOLUTION OF THE REPAP SHAREHOLDERS
SCHEDULE C - REGULATORY APPROVALS
SCHEDULE D - CONFIDENTIALITY PROVISIONS
SCHEDULE E - OPTION AGREEMENT

                              ACQUISITION AGREEMENT


        MEMORANDUM OF AGREEMENT made as of the 28th day of August, 2000

                                B E T W E E N :



                           UPM-KYMMENE CORPORATION,
                           a corporation existing under the laws of Finland ("UPM")

                                     - and -

                           REPAP ENTERPRISES INC.,
                           a corporation existing under the laws of Canada ("Repap").

     THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                 Interpretation

Section 1.1    Definitions

     In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

     "Acquireco" means 3796477 Canada Inc., a corporation existing under the laws of Canada and a wholly-owned subsidiary of UPM;

     "Acquisition Proposal" means any proposal or offer with respect to any merger, amalgamation, arrangement, business combination, liquidation, dissolution, recapitalization, take-over bid, tender offer, purchase of all or any material assets of, or any purchase of more than 20% of the equity (or rights thereto) of, or similar transactions involving, Repap or any Repap Material Subsidiary, excluding the Amalgamation;

     "affiliate"  shall have the meaning  ascribed  thereto under the Securities
     Act;

     "Amalco" means the corporation continuing as a result of the Amalgamation;

     "Amalco Special Shares" means the redeemable special shares of Amalco to be issued on the Amalgamation and to be redeemed by Amalco on the Redemption Date at the Redemption Price;

     "Amalgamation" means an amalgamation of Repap and Acquireco under Section 181 of the CBCA on the terms and subject to the conditions set out in the Amalgamation Agreement, subject to any amendments or variations thereto made in accordance with Section 6.1;

     "Amalgamation Agreement" means the amalgamation agreement providing for the Amalgamation substantially in the form and content of Schedule A annexed hereto and any amendments or variations thereto made in accordance with
     Section 6.1;

     "Amalgamation Resolution" means the special resolution of the Repap Shareholders, to be substantially in the form and content of Schedule B annexed hereto;

     "ancillary documents" means the schedules hereto and any disclosure letters between the parties as contemplated herein;

     "Articles of Amalgamation" means the articles of amalgamation of Repap and Acquireco in respect of the Amalgamation that are required by the CBCA to be filed with the Director;

     "Berg Litigation" means the litigation relating to Mr. S. Berg disclosed in the documents Publicly Disclosed by Repap;

     "Break Fee" shall have the meaning ascribed thereto in Section 6.4(1);

     "Business Day" means any day on which commercial banks are generally open for business in Toronto, Ontario and Helsinki, Finland other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario or in Helsinki, Finland under applicable Laws;

     "CBCA" means the Canada Business Corporations Act as now in effect and as it may be amended from time to time prior to the Effective Date;

     "COBRA" has the meaning ascribed thereto in Section 3.1(1)(vii);

     "Convertible Debenture" means the U.S. $45 million principal amount 6% convertible subordinated debenture of Repap;

     "Director" means the Director appointed pursuant to Section 260 of the CBCA;

     "Dissent Rights" means the rights of dissent in respect of the Amalgamation under Section 190 of the CBCA;

     "Dissenting Shareholder" means any Repap Shareholder which exercises its Dissent Rights in compliance with Section 190 of the CBCA and thereby becomes entitled to receive the fair value of the Repap Common Shares held by that Repap Shareholder;

     "Effective Date" means the date shown on the certificate of amalgamation to be issued by the Director under the CBCA giving effect to the Amalgamation;

     "Environmental Laws" means all applicable Laws, including applicable common law, relating to the protection of the environment and public health and safety or any hazardous or toxic substance or pollutant;

     "ERISA" has the meaning ascribed thereto in Section 3.1(l)(vi);

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

     "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) self regulatory organization or stock exchange including The Nasdaq Stock Market, Inc. OTC Bulletin Board and The Toronto Stock Exchange, (c)
     subdivision, agent, commission, board, or authority of any of the foregoing, or (d) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     "holders" means, when used with reference to the Repap Common Shares and the Repap Preferred Shares, the holders thereof shown from time to time in the register maintained by or on behalf of Repap in respect of such securities;

     "including" means including without limitation;

     "Information" has the meaning ascribed thereto in Section 4.7(2);

     "Intellectual Property Rights" means all patents, trade-marks, copyright, industrial designs, trade-names and other intellectual property rights whether registered or not, owned by or licensed to Repap or its subsidiaries; "Copyright" means the rights prescribed by section 3(1) of the Copyright Act (Canada) and other copyright rights; "Industrial Designs" means the exclusive rights conferred under the Industrial Design Act
     (Canada) and other equivalent rights including design patent rights; "Patents" means all issued patents and inventions and pending applications therefor and patents which may be issued from current applications (including divisions, reissues, renewals, re-examinations, continuations, continuations-in-part and extensions) applied for or registered in any jurisdiction; and "Trade-marks" means the trade-marks, trade-names, brands, business names, uniform resource locators, domain names, tag lines, designs, graphics, logos, service marks and other commercial symbols and indicia of origin whether registered or not and any goodwill associated therewith;

     "Laws" means all statutes, regulations, statutory rules, orders, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

     "Match Period" has the meaning ascribed thereto in Section 4.6(1);

     "Material Adverse Change", when used in connection with a Person, means any change, effect, event or occurrence with respect to the financial condition, properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations of such Person or any of its subsidiaries that is or would be material and adverse to such Person and its subsidiaries taken as a whole, other than any change, effect, event or occurrence (i) relating to, or arising out of, the Canadian, United States or European economies, political conditions or securities markets in general or (ii) affecting the worldwide pulp and paper industry in general or the North American coated paper industry in general which does not have a materially disproportionate impact on such Person and its subsidiaries;

     "Material Adverse Effect" when used in connection with a Person, means any effect resulting in a Material Adverse Change with respect to it;

     "material  fact"  shall  have  the  meaning   ascribed  thereto  under  the
     Securities Act;

     "Option Agreement" means the option agreement attached as Schedule C hereto;

     "OSC" means the Ontario Securities Commission;

     "Outside Date" means December 20, 2000 or such later date as may be mutually agreed by the parties;

     "Person" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

     "Publicly Disclosed by Repap" means disclosed by Repap in a public filing made by it with the OSC or the SEC on or before the date hereof;

     "Redemption Date" means the Effective Date;

     "Redemption Price" means Cdn. $0.20 per Amalco Special Share or such greater amount established in accordance with Section 4.6;

     "Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, as set out in Schedule C hereto;

     "Repap Circular" means the notice of the Repap Meeting and accompanying management information circular, including all appendices thereto, to be sent to Repap Shareholders in connection with the Repap Meeting;

     "Repap  Common  Shares"  means the common  shares in the  capital of Repap;

     "Repap Documents" has the meaning ascribed thereto in Section 3.1(m);

     "Repap Material Subsidiary" means Repap New Brunswick Inc. and each other subsidiary of Repap (i) the total assets of which constituted more than ten percent of the consolidated assets of Repap or (ii) the total revenues of which constituted more than ten percent of the consolidated revenues of Repap, in each case as set out in the financial statements of Repap for the year ended December 31, 1999 and each affiliate of Repap that directly or indirectly holds an equity interest in any such subsidiary;

     "Repap Meeting" means the special meeting of Repap Shareholders, including any adjournment or postponement thereof, to be called and held to consider the Amalgamation;

     "Repap Options" means the Repap Common Share purchase options granted under the Repap Stock Option Plans;

     "Repap Plans" has the meaning ascribed thereto in Section 3.1(l);

     "Repap Preferred Shares" means collectively the Preferred Shares, Series C and the Preferred Shares, Series F in the capital of Repap;

     "Repap Shareholders" means the holders of Repap Common Shares and Repap Preferred Shares;

     "Repap  Shares"  means  the Repap  Common  Shares  and the Repap  Preferred
     Shares;

     "Repap Stock Option Plans" means Repap's 1987 Directors, Officers and Employees Stock Option Plan, and the 1991 Salaried Employees Amended Stock Option Plan, as amended to the date hereof;

     "Representatives" has the meaning ascribed thereto in Section 4.7(1);

     "SEC" means the United States Securities and Exchange Commission;

     "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

     "subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate, and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to a subsidiary;

     "Superior Proposal" means any bona fide written Acquisition Proposal that in the good faith determination of the Board of Directors of Repap, after consultation with its financial advisors and with outside counsel (a) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and (b) would, if consummated in accordance with its terms, result in a transaction more favourable to the holders of Repap
     Common Shares and no less favourable to the holders of Repap Preferred Shares from a financial point of view than the transaction contemplated by this Agreement;

     "Tax" and "Taxes" have the respective meanings ascribed thereto in Section 3.1(k) (iii);

     "Tax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

     "Technical Information" means all know-how and related technical knowledge owned by or licensed to Repap, its subsidiaries or affiliates including, without limitation: all trade secrets, confidential information and other proprietary know-how; all public information and non-proprietary know-how; any information of a scientific, technical, financial or business nature regardless of its form; all documented research, forecasts, studies, marketing plans, budgets, market data, developmental, demonstration or engineering work; all information that can be or is used to define a design or process or procure, produce, support or operate material and equipment; all software, methods of production and procedures; all integrated circuit topographies, mask works and similar rights in semi-conductor chip technology; and all formulae, designs, drawings, blueprints, patterns, plans, flow charts, parts lists, manuals and records;

     "unsolicited" means unsolicited after Tuesday, August 22, 2000; and

     "US Repap Plans" has the meaning ascribed thereto in Section 3.1(l)(vi).

Section 1.2       Interpretation Not Affected by Headings, etc.

     The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

Section 1.3       Currency

     Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

Section 1.4       Number, etc.

     Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

Section 1.5       Date For Any Action

     In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

Section 1.6       Entire Agreement

     This Agreement, and the agreements and other documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the terms of the transactions contemplated hereby and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the terms of the transactions contemplated hereby.

Section 1.7       Schedules

     The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

     Schedule A - Amalgamation Agreement
     Schedule B - Special Resolution of the Repap Shareholders
     Schedule C - Regulatory Approvals
     Schedule D - Confidentiality Provisions
     Schedule E - Option Agreement

Section 1.8       Accounting Matters

     Unless otherwise stated, all accounting terms used in this Agreement in respect of Repap shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature in respect of Repap required to be made shall be made in a manner consistent with Canadian generally accepted accounting principles and past practice.

Section 1.9       Knowledge

     Each reference herein to the knowledge of Repap means, unless otherwise specified, the actual knowledge of H. Stephen, S. Larson, M. Cormier or T. McBride following due review of corporate records and inquiry of such employees of Repap as they determine in their reasonable judgement can be made without jeopardizing the confidentiality of the subject matter of this Agreement. Each reference herein to the knowledge of UPM means, unless otherwise specified, the actual knowledge of UPM's senior officers.

                                    ARTICLE 2
                                THE AMALGAMATION

Section 2.1      Implementation Steps by Repap

     Repap covenants in favour of UPM that Repap shall:

     (a) convene and hold the Repap Meeting, within 30 days of causing the Repap Circular and other documentation required in connection with the Repap Meeting to be sent to each Repap Shareholder pursuant to Section 2.3, for the purpose of considering the Amalgamation Resolution;

     (b) subject to Section 4.6(1) and Section 5.4(2), not postpone or cancel (or propose for adjournment, postponement or cancellation) the Repap Meeting without UPM's prior written consent except as required for quorum purposes, by Law or by the Repap Shareholders;

     (c) at the request of UPM, use commercially reasonable efforts to solicit from the Repap Shareholders proxies in favour of the approval of the Amalgamation Resolution and to take all other action that is necessary or desirable to secure the approval of the Amalgamation Resolution by the Repap Shareholders, except to the extent that the Board of Directors has changed its recommendation in accordance with the terms of this Agreement (and subject in all cases to Section 6.4); and

     (d) subject to the satisfaction or waiver of the other conditions herein contained in favour of each party and on written direction from UPM, send to the Director, for endorsement and filing by the Director, the Articles of Amalgamation and such other documents as may be required in connection therewith under the CBCA to give effect to the Amalgamation.

Section 2.2      Articles of Amalgamation

     The Articles of Amalgamation shall implement the Amalgamation, as a result of which, among other things, each holder of Repap Common Shares will be entitled to receive one Amalco Special Share for each Repap Common Share.

Section 2.3      Repap Circular

     Repap shall commence preparation of the Repap Circular no later than on August 29, 2000. As promptly as reasonably practicable after the execution and delivery of this Agreement, Repap shall complete the Repap Circular together with any other documents required by the Securities Act or other applicable Laws in connection with the Amalgamation required to be prepared by Repap, and as promptly as practicable after the execution and delivery of this Agreement, and in any event on or prior to September 15, 2000 Repap shall, unless otherwise agreed by the parties, cause the Repap Circular and other documentation required in connection with the Repap Meeting to be sent to each Repap Shareholder and filed as required by applicable Laws.

Section 2.4      Preparation of Filings, etc.

(1) UPM and Repap shall use all reasonable efforts to cooperate in the preparation, seeking and obtaining of all circulars, filings, consents, Regulatory Approvals and other approvals and other matters in connection with this Agreement and the Amalgamation.

(2) Each of UPM and Repap shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in Sections 2.3 and the foregoing provisions of this
         Section 2.4, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Amalgamation and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

(3) Repap shall promptly notify UPM if at any time before the Effective Date it becomes aware that the Repap Circular contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Repap Circular or such other document. In any such event, UPM and Repap shall cooperate in the preparation of a supplement or amendment to the Repap Circular or such application or other document, as required and as the case may be, and, if required, shall cause the same to be sent to Repap Shareholders and filed as required by applicable Laws.

(4) Repap shall ensure that the Repap Circular complies in all material respects with all applicable Laws. Without limiting the generality of the foregoing, Repap shall ensure that the Repap Circular provides holders of Repap Shares with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the Repap Meeting.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.1       Representations and Warranties of Repap

     Repap represents and warrants to and in favour of UPM as follows and acknowledges that UPM is relying upon such representations and warranties in connection with the transactions contemplated by this Agreement:

     (a) Organization. Each of Repap and the Repap Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares and other ownership interests of the Repap Material Subsidiaries which are held directly or indirectly by Repap are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by Repap, free and clear of all material liens, claims or encumbrances, except for restrictions on transfers contained in articles or similar documents, and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares or other ownership interests in any of the Repap Material Subsidiaries. Repap has disclosed in writing to UPM in a form acceptable to UPM the names and jurisdictions of incorporation of each of the Repap Material Subsidiaries.

     (b) Capitalization. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, the authorized capital of Repap consists of an unlimited number of Repap Common Shares and an unlimited number of Preferred Shares, issuable in series. As of the date hereof, there are 743,960,637 Repap Common Shares (and no more) and 240,000 Preferred Shares, Series C (and no more) and 400,000 Preferred Shares, Series F (and no more) and no Preferred Shares of any other series, issued and outstanding. In addition, as at the date hereof, options to acquire an aggregate of not more than 60,895,000 Repap Common Shares are granted and outstanding under the Repap Stock Option Plans and the right to acquire an aggregate of not more than 128,571,429 Repap Common Shares is outstanding under the Convertible Debenture at a conversion price as at the date hereof of U.S.$0.35 per Repap Common Share. Except as described in the preceding sentences of this Section 3.1(b), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Repap or any Repap subsidiary to issue or sell any shares of Repap or of any of the Repap subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Repap or of any Repap subsidiary. All outstanding Repap Common Shares and Repap Preferred Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. Except as has been disclosed in this Section, there are no outstanding contractual obligations of Repap or any of the Repap subsidiaries to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of Repap or any of the Repap subsidiaries.

     (c)  Authority and No Violation.

          (i) Repap has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the Option Agreement by Repap and the consummation by Repap of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby, other than:

               (A) with respect to the Repap Meeting, the Repap Circular and other matters relating solely thereto, the approval of the Board of Directors of Repap; and

               (B) with respect to the completion of the Amalgamation, the requisite approval of the Repap Shareholders.

          (ii) This Agreement and the Option Agreement have been duly executed and delivered by Repap and constitute legal, valid and binding obligations, enforceable against Repap in accordance with their terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

          (iii)The Board of Directors of Repap has (A) unanimously determined as of the date hereof that the Amalgamation is fair to the Repap Shareholders and is in the best interests of Repap, (B) received an opinion from Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date of this Agreement, the consideration offered to Repap Shareholders pursuant to the Amalgamation is fair from a financial point of view to the Repap Shareholders, and (C) determined as of the date hereof unanimously to recommend that the Repap Shareholders vote in favour of the Amalgamation. Repap's directors have advised Repap that, except in the event of a Superior Proposal, they intend to vote all Repap Shares held by them in favour of the Amalgamation and will so represent in the Repap Circular.

          (iv) The approval of this Agreement and the Option Agreement, the execution and delivery by Repap of this Agreement and the Option Agreement and the performance by it of its obligations under those agreements and the completion of the Amalgamation and the transactions contemplated thereby, will not:

               (A) result (with or without notice or the passage of time) in a violation or breach of, require any consent to be obtained under or give rise to any termination, accelerated payment right, purchase or sale rights or payment obligation under any provision of:

                    (I)  its or any Repap Material  Subsidiary's  certificate of
                         incorporation,   articles,  by-laws  or  other  charter
                         documents;

                    (II) any Laws, judgement or decree (subject to obtaining the
                         Regulatory Approvals relating to Repap and UPM), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgement or decree would not, individually or in the aggregate, have a Material Adverse Effect on Repap and would not prevent, materially hinder or materially delay the completion of the transactions contemplated hereby; or

                    (III)except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, any contract, agreement, licence, franchise, permit, loan, government grant or guarantee to which Repap or any Repap subsidiary is party or by which it is bound or subject or is the beneficiary, except as would not, individually or in the aggregate, have a Material Adverse Effect on Repap;

               (B) except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, give rise to any right of termination or acceleration of indebtedness of Repap or any Repap subsidiary, or cause any such indebtedness to come due before its stated maturity, or cause any available credit of Repap or any Repap subsidiary to cease to be available, other than as would not, individually or in the aggregate, have a Material Adverse Effect on Repap; or

               (C) result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Repap subsidiary, except as would not, individually or in the aggregate, have a Material Adverse Effect on Repap.

               No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by Repap or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement or the consummation by Repap of the transactions contemplated hereby other than (A) filings with the Director under the CBCA, (B) the Regulatory Approvals relating to Repap and (C) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which have been disclosed in writing by Repap to UPM in a form acceptable to UPM or which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Repap and would not prevent, materially hinder or materially delay the completion of the transactions contemplated hereby.

     (d) No Defaults. Subject to obtaining the Regulatory Approvals relating to Repap, neither Repap nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, licence or franchise to which it is a party which would have a Material Adverse Effect on Repap.

     (e) Absence of Certain Changes or Events. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM or Publicly Disclosed by Repap, since December 31, 1999 each of Repap and the Repap Material Subsidiaries has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

          (i)  a Material Adverse Change with respect to Repap;

          (ii) any damage, destruction or loss not fully covered by insurance, subject to customary deductions, retentions and exclusions, that would have a Material Adverse Effect on Repap;

          (iii)any redemption, repurchase or other acquisition of Repap Common Shares by Repap or Repap Preferred Shares or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Repap Common Shares or Repap Preferred Shares;

          (iv) any material increase in or modification of the compensation payable or to become payable by it to any of its directors or officers, the entering into of any change of control, "golden parachute" or similar agreement or arrangement with any of its directors or officers, or any grant to any such director or officer of any increase in severance or termination pay;

          (v) any material increase in or modification of any bonus, pension, insurance or benefit arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers;

          (vi) any acquisition or sale of its property or assets aggregating 10% or more of Repap's total consolidated property and assets as at December 31, 1999 other than in the ordinary and regular course of business consistent with past practice;

         (vii) any entering into, amendment of, relinquishment, termination or non-renewal by it of any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation that would have a Material Adverse Effect on Repap;

        (viii) any   resolution   to  approve  a  split,   consolidation   or
               reclassification of any of its outstanding shares;

          (ix) any material change in its accounting methods, policies or practices;

          (x) any guarantee of the payment of material indebtedness or any incurrence of material indebtedness for money borrowed or any issue or sale of any debt securities except in the ordinary and regular course of business consistent with past practice;

          (xi) except in the usual, ordinary and regular course of business and consistent with past practice: (A) any satisfaction or settlement of any claims or liabilities prior to the same being due, which were, individually or in the aggregate, material; or (B) any grant of any waiver, exercise of any option or relinquishment of any contractual rights which were, individually or in the aggregate, material; or

          (xii)any giving of a consent by Repap to the assignment of the purchase agreement dated as of May 15, 1998 relating to the original issuance of the Convertible Debenture.

     (f)  Employment Matters.

          (i) Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, neither Repap nor any Repap Material Subsidiary is a party to any agreement, obligation or understanding providing for severance or termination payments to, or any employment, change of control, "golden parachute" or similar agreement with, any director or officer, other than any common law obligations of reasonable notice of termination or pay in lieu thereof and any statutory obligations.

          (ii) Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, Repap and its subsidiaries are not subject to any collective bargaining agreements, and there are no current, pending or, to the knowledge of Repap, threatened strikes or lockouts at Repap or any Repap Material Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect on Repap.

         (iii) Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, neither Repap nor any Repap Material
               Subsidiary is subject to any litigation, actual or, to the knowledge of Repap, threatened, relating to employment or termination of employment of employees or independent contractors, other than those claims or such litigation as would, individually or in the aggregate, not have a Material Adverse Effect on Repap.

          (iv) Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, Repap and all Repap Material Subsidiaries have, during the past 12 months, operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or, to the knowledge of Repap, threatened proceedings before any board or tribunal with respect to any of the above areas, other than as has been disclosed in writing by Repap to UPM in a form acceptable to UPM or where the failure to so operate or such proceedings would, individually or in the aggregate, not have a Material Adverse Effect on Repap.

          (v) Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, there are no outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book revenue, value, income or any other attribute of Repap or any Repap subsidiary.

     (g) Financial Statements; Contingent Liabilities. The audited consolidated financial statements for Repap as at and for each of the 12-month periods ended on or about December 31, 1999, 1998 and 1997 have been prepared in accordance with Canadian generally accepted accounting principles and such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of Repap as of the respective dates thereof and for the respective periods covered thereby. Except as set forth in the Repap Documents filed prior to the date hereof, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Repap Documents, neither Repap nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for those that would not, individually or in the aggregate, have a Material Adverse Effect on Repap.

          The quarterly financial statements for Repap for the fiscal quarters ended March 31, 2000 and June 30, 2000 have been prepared in accordance with Canadian generally accepted accounting principles on a basis consistent with the consolidated audited financial statements for the year ended December 31, 1999 and such financial statements fairly present, in all material respects, the consolidated financial position and results of operations of Repap as of the respective dates thereof and for the respective periods covered thereby.

     (h) Books and Records. The financial books, records and accounts of Repap and its subsidiaries, in all material respects, (i) have been and are being maintained in accordance with accounting principles generally accepted in the country of domicile of each such entity on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the acquisitions and dispositions of the assets of Repap and its subsidiaries and (iii) accurately and fairly reflect the basis for the Repap consolidated financial statements. Repap's and the Repap Material Subsidiaries' corporate minute books contain minutes of all meetings and resolutions of the directors and shareholders held, and full access thereto has been provided to UPM with the exception of certain recent minutes of the board of directors relating solely to the strategic initiatives of Repap.

     (i) Litigation, Etc. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM or Publicly Disclosed by Repap, there is no claim, action, proceeding or investigation pending or, to the knowledge of Repap, threatened against Repap or any of its subsidiaries before any court or Governmental Entity that if determined adversely to Repap or such subsidiary would reasonably be expected to have a Material Adverse Effect on Repap or to prevent, materially hinder or materially delay consummation of the transactions contemplated by this Agreement. Neither Repap nor any Repap subsidiary, nor any of their respective assets and properties, is subject to any outstanding judgement, order, writ, injunction or decree that has had or would reasonably be expected to have a Material Adverse Effect on Repap or that would prevent, materially hinder or materially delay consummation of the transactions contemplated by this Agreement. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, to Repap's knowledge, Repap and the Repap subsidiaries are not subject to any warranty, negligence, performance or other claims or disputes or potential claims or disputes in respect of products or services currently being delivered or previously delivered, and to Repap's knowledge there are no events or circumstances which would reasonably be expected to give rise to any such claims or disputes or potential claims or disputes, in each case which has had or would reasonably be expected to have a Material Adverse Effect on Repap.

     (j) Environmental. Except for any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Repap or except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM:

          (i) all operations of Repap and its subsidiaries have been conducted, and are now, in compliance with all Environmental Laws; and

          (ii) neither Repap nor any Repap subsidiary is subject to:

               (A) any Environmental Law which requires or may require any material work, repairs, construction, change in business practices or operations, or expenditures; or

               (B)  any  written  demand or  written  notice  with  respect to a
                    breach  of  or  liability  under  any   Environmental   Laws
                    applicable to Repap or any Repap subsidiary;

         (iii) there are no claims, proceedings or actions by any Governmental Entity or other person or entity pending or, to the knowledge of Repap threatened, against Repap or any of its subsidiaries under any Environmental Law; and

          (iv) there are no facts, to the knowledge of Repap, relating to the business or operations of Repap or any of its subsidiaries, or to any real property at any time owned, leased or operated by Repap or any of its subsidiaries, that would give rise to any claim, proceeding or action, or to any liability, under any Environmental Law.

     (k) Tax Matters. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM:

          (i) Repap and each of the Repap Material Subsidiaries have filed, or caused to be filed, all material Tax Returns required to be filed by or with respect to them in the form and within the time prescribed under applicable Laws for so doing (all of which returns were correct and complete in all material respects), and have paid, or caused to be paid, all material amounts of Taxes shown to be due and payable thereon, and Repap's most recently published financial statements contain an adequate provision in accordance with Canadian generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Repap and each of its subsidiaries have made adequate provision in accordance with accounting principles generally accepted in the domicile of each such entity in their books and records for any material amounts of Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such financial statements. Repap has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any person, including any employees, officers or directors and any non-resident person, the amount of all Taxes and other deductions required by any Laws, rule or regulation to be withheld from any such amount and has duly and timely remitted the same to the appropriate Governmental Entity.

          (ii) Except as disclosed in writing by Repap to UPM in a manner acceptable to UPM, neither Repap nor any of its subsidiaries has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by the Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including any sales tax authority, in connection with any of the Tax Returns filed or required to be filed, and no waivers of statutes of limitations, or objections to any assessments or reassessments, have been given or requested or made with respect to Repap or any Repap Material Subsidiary. Except as disclosed by Repap to UPM in a form acceptable to UPM, all liability of Repap and its subsidiaries for income taxes has been assessed for up to the fiscal years disclosed in writing by Repap to UPM in a manner acceptable to UPM. Neither Repap nor any Repap Material
               Subsidiary has received any written notice from any taxing authority to the effect that any Tax Return is being examined. To the best of the knowledge of Repap, there are no written proposals to assess additional Taxes involving a material amount of Taxes and none has been asserted in writing. No Tax liens have been filed for material amounts of Taxes other than for Taxes not yet due and payable. Neither Repap nor any of the Repap Material Subsidiaries is a party to any Tax sharing, allocation, indemnification or other similar agreement or arrangement of any nature with any other Person (other than Repap or any of its subsidiaries) pursuant to which Repap or any of the Repap Material Subsidiaries has or could have any liabilities in respect of a material amount of Taxes. Neither Repap nor any Repap Material Subsidiary has received a refund of any Taxes to which it was not entitled.

         (iii) "Tax" and "Taxes" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, licence taxes, withholding taxes or other withholding obligations, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social insurance or social security premiums, workers' compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes of any kind whatsoever (whether payable directly or by withholding or not requiring the filing of a Tax Return), all estimated taxes and deficiency assessments, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity or for which such entity is responsible, and any interest, penalties, additional taxes, additions to tax or other amounts imposed with respect to the foregoing.

          (iv) For purposes of this Section 3.1(k), the term "material amount of Taxes" shall mean an amount of Taxes that is material to Repap and its subsidiaries taken as a whole.

     (l)  Pension and Employee Benefits.

          (i) Repap has made available to UPM a list of all current employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock option, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are maintained by Repap and each of its subsidiaries (collectively referred to as the "Repap Plans").

          (ii) To Repap's knowledge, no step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or would reasonably be expected to result in any Repap Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, penalties or levies under applicable Laws. To Repap's knowledge, there are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the Repap Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on Repap.

         (iii) Repap has made available to UPM true, correct and complete copies of all of the material Repap Plans requested by UPM (or, in the case of any material unwritten Repap Plan, a description thereof) together with funding agreements, actuarial reports, funding and financial information returns and statements with respect to each Repap Plan, and current plan summaries, booklets and personnel manuals. Repap has made available to UPM a true and complete copy of the most recent report filed with applicable Governmental Entities with respect to each Repap Plan in respect of which such a report was required.

          (iv) Other than as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, all of the Repap Plans are in compliance in all material respects with all applicable Laws and their terms, and all of the Repap Plans are fully insured or fully funded.

          (v) Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, the entry into or performance by Repap of this Agreement and the completion of the Amalgamation and the transactions contemplated thereby will not result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Repap or any Repap Material Subsidiary, or increase any benefits otherwise payable under any Material Repap Plan or result in the acceleration of time of payment or vesting of any such benefits.

          (vi) Repap has disclosed in writing to UPM in a form acceptable to UPM an accurate and complete list of each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement
               Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA") and each stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance or salary or benefits continuation or fringe benefit plan, program, arrangement or agreement, in each case, subject to ERISA or for the benefit of active, retired or former employees or directors residing within the United States of America (or with respect to which any such employee or director is a participant or party), that have been established or maintained by Repap or any subsidiary thereof (collectively, the "US Repap Plans").

         (vii) Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM: (A) each US Repap Plan is in substantial compliance with all applicable laws (including, without limitation, ERISA and the Code) and has been administered and operated in all material respects in accordance with its terms;
               (B) each US Repap Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favourable determination letter or opinion letter from the Internal Revenue Service and, to the knowledge of Repap, no event has occurred and no condition exists which would reasonably be expected to result in the revocation of any such determination;
               (C) no US Repap Plan is covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA; (D) full payment has been timely made of all amounts which Repap and/or its subsidiaries are required under applicable law or under any US Repap Plan or related agreement to have paid as of the last day of the most recent fiscal year of each US Repap Plan ended prior to the date hereof, or such non-payment has been reflected in their financial statements, and, to the knowledge of Repap, no event has occurred or condition exists that would reasonably be expected to result in a material increase in the level of such amounts paid or accrued for the most recently ended fiscal year;
               (E) neither Repap nor any of its subsidiaries has incurred or expects to incur any material liability (including, without limitation, additional contributions, fines, taxes or penalties) as a result of a failure to administer or operate any US Repap Plan that is a "group health plan" (as such terms is defined in
               Section 607(l) of ERISA or Section 5000(b)(l) of the Code) in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code ("COBRA"); (F) no US Repap Plan provides for post-employment or retiree health, life insurance or other welfare benefits (G) neither Repap nor any of its subsidiaries has engaged in any transaction, act or omission to act in connection with any US Repap Plan that would reasonably be expected to result in the imposition of a material penalty or fine pursuant to Section 502 of ERISA, or a tax pursuant to Section 4975 of the Code; (I) the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any US Repap Plan, policy, arrangement or agreement, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment, "parachute payment" (as such term is defined in Section 280G of the Code), severance, bonus, retirement or job security or similar-type benefit, or increase any benefits or accelerate the payment or vesting of any benefits to any employee or former employee or director or Repap or any of its affiliates; (J) no US Repap Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits; (K) no material liability, claim, action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the best knowledge or Repap, threatened with respect to any US Repap Plan (other than routine claims for benefits payable in the ordinary course) which could result in a material liability of Repap or any affiliate thereof; and (L) except as required to maintain the tax-qualified status of any US Repap Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any US Repap Plan.

        (viii) Repap has delivered or caused to be delivered to UPM or its counsel true and complete copies of each US Repap Plan, together with all amendments thereto, and, to the extent applicable, (A) all current summary plan descriptions; (B) the annual report on Internal Revenue Service Form 5500-series, including any attachments thereto, for each of the last three plan years; (C) the most recent actuarial valuation report; and (D) the most recent determination letter.

     (m) Reports. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, Repap has filed with the OSC and the SEC and Repap New Brunswick Inc. has filed with the SEC, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by them since January 1, 1998 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are collectively referred to as the "Repap Documents"). The Repap Documents at the time filed (i) did not contain any misrepresentation of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable securities Laws. Neither Repap nor Repap New Brunswick Inc. has filed any confidential material change report with the OSC, the SEC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

     (n) Compliance with Laws. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM or Publicly Disclosed by Repap, Repap and the Repap Material Subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgements and decrees other than non-compliance or violations which would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect on Repap. Without limiting the generality of the foregoing, all securities of Repap (including all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and, subject to Regulatory Approvals, all securities to be issued on or before the Effective Date upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

     (o) Restrictions on Business Activities. There is no agreement, judgement, injunction, order or decree binding upon Repap or any subsidiary or affiliate that has or would reasonably be expected to have the effect of prohibiting, materially restricting or materially impairing any business practice of Repap or any subsidiary or affiliate, any acquisition of property by Repap or any subsidiary or affiliate or the conduct of business by Repap or any subsidiary or affiliate as currently conducted (including following the Amalgamation) other than such agreements, judgements, injunctions, orders or decrees which would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect on Repap.

     (p) Property. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM or Publicly Disclosed by Repap, Repap and each Repap Material Subsidiary have good and sufficient title to the real property interests, including fee simple estate of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Repap or such Repap Material Subsidiary, necessary to permit the operation of their businesses as presently owned and conducted except for such failure of title that would, individually or in the aggregate, not have a Material Adverse Effect on Repap. Repap and its subsidiaries are not a party to, or under any agreement to become a party to, any lease with respect to real property which if terminated would reasonably be expected to have a Material Adverse Effect on Repap.

     (q) Licences, Etc. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, Repap and each Repap Material Subsidiary owns, possesses, or has obtained and is in compliance with, all licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted except for such failure that would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect on Repap.

     (r) Authorizations etc. Repap and each Repap Material Subsidiary owns, possesses, or has obtained and is in compliance with any authorizations, certificates, approvals or licences of or from any Person necessary to conduct its business as now conducted except for such failures that would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect on Repap.

     (s) Registration Rights. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, no holder of securities issued by Repap has any right to compel Repap to register or otherwise qualify such securities for public sale in Canada or the United States or elsewhere.

     (t)  Intellectual  Property.  Repap  has set  forth  in  writing  in a form acceptable to UPM a complete and accurate list of all (i) registrations and applications relating to Intellectual Property which is owned by Repap or its subsidiaries; and (ii) Intellectual Property Rights and Technical Information that is licensed by Repap which is material to Repap's business and any applicable licensing agreements. Except as disclosed in writing by Repap to UPM in a form acceptable to
          UPM:

          (A) Repap, or one of its subsidiaries is the exclusive beneficial owner of all right, title and interest in and to the Intellectual Property Rights and Technical Information (with no breaks in the chain of title thereof) free and clear of any claim, security interest, lien, pledge, option, charge or encumbrance of any kind whatsoever. Neither Repap nor any of its subsidiaries has transferred nor will it transfer such rights, licenses or privileges, to any other Person;

          (B) Repap and its subsidiaries have and shall maintain all right, title and interest in and to the Intellectual Property Rights and Technical Information, including the right to use all licensed Intellectual Property Rights and Technical Information, to the extent necessary to continue to conduct its business as it has been conducted to the date hereof;

          (C) the Intellectual Property Rights are in full force and effect and have not been used or enforced or failed to be used or enforced in a manner that would result in their abandonment, cancellation or unenforceability;

          (D) there are no claims of adverse ownership or invalidity or other opposition to or conflicts with any of the Intellectual Property Rights and Technical Information nor any claim against Repap or any of its affiliates relating to the Intellectual Property Rights and Technical Information;

          (E) to Repap's knowledge, the use by it and its subsidiaries of the Intellectual Property Rights and Technical Information does not breach, violate, infringe or interfere with any rights of any Person; and

          (F) there are no claims, oppositions, conflicts, suits, proceedings, demands, actions, investigations, breaches, violations, infringements and interferences of the Intellectual Property Rights and Technical Information, and to the best of Repap's knowledge, there are no facts upon which a challenge could be made;

          except to the extent that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Repap; provided that, notwithstanding the foregoing, Repap makes no representation or warranty in this Section 3.1(t) with respect to the technology for making pulp known as the ALCELL(R) technology.

     (u) Non-Arm's Length Transactions. Except as has been disclosed in writing by Repap to UPM in a form acceptable to UPM, there are no material contracts, commitments, agreements, arrangements or other transactions between Repap or any of its subsidiaries, on the one hand, and any (i) officer or director of Repap or any of its subsidiaries, (ii) any holder of record or beneficial owner of five percent or more of the securities of Repap or of the Convertible Debenture, or (iii) any affiliate or associate of any such officer, director or beneficial owner, on the other hand.

     (v) Insurance. Repap and its subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks, subject to customary deductions, retentions and exclusions, as are in accordance with normal industry practice for companies engaged in businesses similar to that of Repap and its subsidiaries.

     (w) Customers and Suppliers. Since January 1, 2000, there has been no termination or cancellation of, and no material adverse modification or change in, the business relationship with any customer or group of customers which individually or in the aggregate provided more than 10% of the consolidated gross revenues of Repap and its subsidiaries for the fiscal year ended on December 31, 1999.

     (x) Foreign Private Issuer. Repap is a "foreign private issuer" as such term is defined in Rule 3b-4(c) of the Exchange Act.

     (y) Broker's or Finder's Fee. Except for Donaldson, Lufkin & Jenrette Securities Corporation (whose fees and expenses will be paid by Repap in accordance with their agreement with such firm, a true and correct copy of which has been previously delivered to UPM), no agent, broker, Person or firm acting on behalf of Repap is, or will be, entitled to any fee, commission or broker's or finder's fees from Repap, or from any Person controlling, controlled by, or under common control with Repap, in connection with this Agreement or any of the transactions contemplated hereby.

     (z) Cumulative Breach. The breaches, if any, of the representations made by Repap in this Agreement that would occur if all references in such representations to phrases concerning materiality, including references to the qualification "Material Adverse Effect" or "Material Adverse Change", were deleted, in the aggregate do not have and would not reasonably be expected to have a Material Adverse Effect on, or do not or would not reasonably be expected to amount to a Material Adverse Change in respect of, Repap.

Section 3.2       Representations and Warranties of UPM

     UPM represents and warrants to and in favour of Repap as follows and acknowledges that Repap is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Organization. Each of UPM and Acquireco has been duly incorporated or formed under applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted.

     (b) Capitalization. The issued capital of Acquireco consists of one common share.

     (c)  Authority and No Violation.

          (i) UPM has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by UPM and the performance by UPM of the transactions contemplated by this Agreement have been duly authorized by its Board of Directors and no other proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby or thereby.

          (ii) This Agreement has been duly executed and delivered by UPM and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity. The Amalgamation Agreement will be duly executed and delivered by Acquireco and, when so executed and delivered, will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

         (iii) The approval of this Agreement and the Option Agreement, the execution and delivery by UPM of this Agreement and the Option Agreement and by Acquireco of the Amalgamation Agreement and the performance by each of them of their respective obligations hereunder and thereunder and the completion of the Amalgamation and the transactions contemplated thereby, will not result (with or without notice or the passage of time) in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

               (A) its certificate of incorporation, articles, by-laws or other charter documents; or;

               (B) any Laws, judgement or decree (subject to obtaining the Regulatory Approvals relating to UPM and Repap), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgement or decree would not, individually or in the aggregate, prevent, materially hinder or materially delay the completion of the transactions contemplated hereby.

          (iv) No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by UPM in connection with the execution and delivery of this Agreement or the Option Agreement or the consummation by UPM of the transactions contemplated hereby other than (A) the Regulatory Approvals relating to UPM, and (B) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which have been set forth in writing by UPM to Repap in a form acceptable to Repap or which, if not obtained, would not, individually or in the aggregate have a Material Adverse Effect on UPM.

     (d) Necessary Funds. UPM has or has access to the funds necessary to redeem the Amalco Special Shares and the Repap Preferred Shares after they have become Amalco Preferred Shares as contemplated in this Agreement.

Section 3.3       Survival

     The representations and warranties of Repap and UPM contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Date. Any investigation by a party hereto or its advisors shall not mitigate, diminish or affect the representations and warranties of another party to this Agreement.

                                    ARTICLE 4
                                    COVENANTS

Section 4.1       Retention of Goodwill

     Until the Effective Date, Repap will continue to carry on the business of Repap and its subsidiaries in a manner consistent with prior practice, working to preserve the attendant goodwill of such entities and to contribute to retention of that goodwill to and after the Effective Date, but subject to the following provisions of this Article 4. The provisions of Section 4.2 are intended to be in furtherance of this general commitment.

Section 4.2       Covenants of Repap

     (a) Repap covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with Article 6, except (i) with the consent of UPM to any deviation therefrom; (ii) as has been disclosed in writing by Repap to UPM in a form acceptable to UPM prior to the date hereof; or (iii) with respect to any matter expressly contemplated by this Agreement, including the transactions involving the businesses of Repap contemplated hereby, Repap will, and will cause the Repap Material Subsidiaries to:

          (i) carry on its business in, and only in, the ordinary and regular course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it;

          (ii) not split, consolidate or reclassify any of the outstanding shares of Repap nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of Repap;

         (iii) not amend the articles or by-laws of Repap or materially amend the articles or by-laws of any subsidiary;

          (iv) not sell, pledge, encumber, allot, reserve, set aside or issue, authorize or propose the sale, pledge, encumbrance, allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or of any Repap Material Subsidiary or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (A) transactions between two or more wholly-owned Repap subsidiaries or between a wholly-owned subsidiary of Repap and Repap, and (B) the issuance of Repap Common Shares pursuant to fully vested and duly exercised Repap Options granted prior to the date hereof;

          (v) except to vest any currently issued and unvested options under the Repap Stock Option Plans (unless specifically agreed to the contrary), not amend, vary or modify the Repap Stock Option Plans, or other benefits granted thereunder;

          (vi) not reorganize, amalgamate or merge Repap or any of the Repap Material Subsidiaries with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets or shares of or otherwise, any business of any corporation, partnership, association or other business organization or division thereof, which acquisition would be material to its business or financial condition on a consolidated basis;

        (vii) except with respect to the sale of inventory of Repap or any subsidiary in the ordinary and regular course of business consistent with past practice, not sell, lease, encumber or otherwise dispose of any material assets (other than relating to transactions between two or more wholly-owned Repap subsidiaries or between a wholly-owned subsidiary of Repap and Repap);

        (viii) use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Repap or its
               subsidiaries  with  respect  to  the  transactions   contemplated
               hereby;

          (ix) not:

               (A) other than pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, enter into or modify any employment, severance, change of control, "golden parachute" or similar agreements, policies or arrangements with, or grant any bonuses, salary increases, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to or any other form of compensation or with respect to any increase of benefits payable to, or make any loan to, any officers or directors of Repap or any Repap subsidiary; or

               (B) other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, in the case of employees who are not officers or directors of Repap or any Repap subsidiary, take any action with respect to the entering into or modification of any material employment, severance, collective bargaining or similar agreements, policies or arrangements or grant any material bonuses, salary increases, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation or with respect to any material increase of benefits payable, or make any material loans to employees;

          (x) not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the prior to the Effective Date;

          (xi) not guarantee the payment of material indebtedness or incur material indebtedness for money borrowed or issue or sell any debt securities except in the ordinary and regular course of business consistent with past practice, other than as has been disclosed in writing by Repap to UPM in a form acceptable to UPM;

         (xii) not, except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the financial statements of Repap and its subsidiaries or as has been disclosed in writing to UPM by Repap in a form acceptable to UPM, which are, individually or in the aggregate, material; (B) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

        (xiii) use its reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage, subject to customary deductions, retentions and exclusions, equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

         (xiv) incur or commit to capital expenditures prior to the Effective Date only in the ordinary course consistent with past practice and Repap's approved capital expenditure budget for 2000;

          (xv) continue to defend the Berg Litigation and not enter into any settlement in respect of the Berg Litigation without the prior written consent of UPM;

        (xvi) not make any changes to existing accounting practices relating to Repap or any Repap subsidiary, except as required by Canadian or U.S. Law or required by Canadian generally accepted accounting principles, or make any material tax election inconsistent with past practice; and

        (xvii) promptly advise UPM orally and, if then requested, in writing:

               (A) of any event known to it occurring subsequent to the date of this Agreement that would render any representation or warranty of Repap contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

               (B) of any Material Adverse Change known to it in respect of Repap; and

               (C) of any material breach by Repap known to it of any covenant or agreement contained in this Agreement;

     (b) Repap shall and shall cause its subsidiaries to perform all obligations required or desirable to be performed by Repap or any of its subsidiaries under this Agreement, co-operate with UPM in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, Repap shall and where appropriate shall cause its subsidiaries to:

          (i) use all reasonable efforts to obtain the requisite approvals of the Repap Shareholders to the Amalgamation;

          (ii) apply for and use all reasonable efforts to obtain all Regulatory Approvals relating to Repap or any of its subsidiaries, including, without limitation, any approvals with respect to timber licences held by Repap or any of its subsidiaries required as a result of the Amalgamation and, in doing so, to keep UPM informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing UPM with copies of all related applications and notifications, in draft form, in order for UPM to provide its reasonable comments and providing UPM with copies of all material correspondence;

         (iii) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby and not enter into any settlement of any lawsuits or such other proceedings without the prior written consent of UPM;

          (iv) use its reasonable efforts to have lifted or rescinded any injunction or restraining order relating to Repap or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

          (v) use its reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from Repap or any of its subsidiaries relating to the Amalgamation;

          (vi) use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Repap or a subsidiary in connection with the Amalgamation from other parties to any material loan agreements, leases or other material contracts; and

     (c) use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Repap or its subsidiaries with respect to the transactions contemplated hereby.

Section 4.3       Covenants of UPM

     UPM hereby covenants and agrees to and, if applicable, will cause Acquireco to, perform all obligations required or desirable to be performed by it under this Agreement, to co-operate with Repap in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, to:

     (a) apply for and use all reasonable efforts to obtain all Regulatory Approvals relating to UPM and, in doing so, to keep Repap informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Repap with copies of all related applications and notifications, in draft form, in order for Repap to provide its reasonable comments and providing Repap with copies of all material correspondence;

     (b)  effect  all  necessary  registrations,   filings  and  submissions  of
          information  required  by  Governmental   Entities  from  UPM  or  its
          subsidiaries relating to the Amalgamation;

     (c) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

     (d) use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to UPM which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

     (e)  effect  all  necessary  registrations,   filings  and  submissions  of
          information  required  by  Governmental   Entities  from  UPM  or  its
          subsidiaries relating to the Amalgamation;

     (f)  promptly advise Repap orally and, if then requested, in writing:

          (i) of any event known to it occurring subsequent to the date of this Agreement that would render any representation or warranty of UPM contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect; and

          (ii) of any material breach by UPM known to it of any covenant or agreement contained in this Agreement;

     (g) UPM acknowledges the employment contracts (as amended) disclosed in writing by Repap to UPM in a manner acceptable to UPM, and agrees to cause Repap to comply with such contracts, as may be amended from time to time with UPM's consent; and

     (h) cause Amalco to redeem the Amalco Special Shares and the Repap Preferred Shares on the Effective Date following the completion of the Amalgamation.

Section 4.4       Treatment of Repap Stock Options

     UPM understands that Repap will provide interim financial assistance to holders of Repap Options in connection with the exercise of such Repap Options. Such financial assistance shall consist of interest free loans in an amount necessary to enable such holders of Repap Options to exercise such options. Each loan shall be secured by an assignment of the proceeds and direction of payment thereof to Repap of any disposition of the shares under option up to the amount of the loans. Furthermore, Repap shall provide lists to UPM of optionholders who will receive financial assistance, the number of options held by those holders and the exercise price(s) of their options.

Section 4.5       Covenants Regarding Non-Solicitation

(1) Subject to Section 4.6, Repap shall not, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any investment banker, lawyer or accountant) or agent of Repap or any of its subsidiaries, (i) solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal,
     (ii) initiate or participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) approve or recommend, or propose to recommend, any Acquisition Proposal or (iv) accept or enter into any agreement, arrangement or understanding related to any Acquisition Proposal. Notwithstanding the preceding part of this Section 4.5(1) and any other provision of this Agreement, nothing shall prevent the Board of Directors of Repap from complying with Repap's disclosure obligations under applicable Laws with regard to an Acquisition Proposal or from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to Section 4.5(3) (but, subject to Section 4.6, shall not approve, recommend, accept or enter into any agreement, arrangement or understanding), regarding an unsolicited bona fide written Acquisition Proposal (a) in respect of which any required financing has been demonstrated to the satisfaction of the Board of Directors of Repap, acting in good faith, to be reasonably likely to be obtained or available, (b) that did not otherwise result from a breach of this Section 4.5 and (c) which the Board of Directors of Repap has determined in good faith, after consultation with financial advisors and outside counsel, is a Superior Proposal and that it is required to take such actions in order to comply with its fiduciary duties under applicable Laws. Repap shall, and shall cause its subsidiaries and the officers, directors, employees, representatives and agents of itself and its subsidiaries to, cease immediately all current discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, and request the return or destruction of all confidential information provided in connection therewith.

(2) Repap shall forthwith notify UPM, at first orally and then in writing, of any Acquisition Proposal and any inquiry that could lead to an Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information (including requests for shareholder or noteholder lists) relating to Repap or any Repap Material Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of Repap or any Repap Material Subsidiary by any Person. Such notice shall include a description of the material terms and conditions of any proposal, the identity of the Person making such proposal, inquiry or contact and provide such other details of the proposal, inquiry or contact as UPM may reasonably request. Repap shall keep UPM informed of the status including any change to the material terms of any such Acquisition Proposal or inquiry.

(3) If Repap receives a request for material non-public information from a Person who has made an unsolicited bona fide written Acquisition Proposal and Repap is permitted, subject to and as contemplated under the second sentence of Section 4.5(1), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the Board of Directors of Repap may, subject to the execution by such Person of a confidentiality agreement containing employee non-solicitation provisions, provide such Person with access to information regarding Repap; provided, however, that Repap sends a copy of any such confidentiality agreement to UPM promptly upon its execution and UPM is provided with a list of or copies of the information provided to such Person and promptly provided with access to similar information to which such Person was provided.

(4) Repap shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it or its subsidiaries are aware of the provisions of this Section 4.5, and Repap shall be responsible for any breach of this Section 4.5 by its and its subsidiaries' officers, directors, employees, representatives or agents.

Section 4.6       Notice by Repap of Superior Proposal Determination

(1) Notwithstanding Sections 4.5(1), (2) and (3), but subject to UPM's rights under Sections 6.3(3)(c) and 6.4, Repap may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of an unsolicited Superior Proposal if, and only if: (i) it has provided UPM with a copy of the Superior Proposal document; and (ii) five calendar days (the "Match Period") shall have elapsed from the later of the date UPM received written notice advising UPM that Repap's Board of Directors has resolved, subject only to compliance with this Section 4.6, to accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal and the date UPM received a copy of such Superior Proposal. In the event that Repap provides UPM with the notice contemplated in this Section on a date that is less than seven calendar days prior to the Repap Meeting, Repap shall adjourn the Repap Meeting to a date that is not less than seven calendar days and not more than 10 calendar days after the date of such notice. Any information provided by Repap to UPM pursuant to this Section 4.6 or pursuant to Section 4.5 shall constitute "Information" under Section 4.7(2).

(2) During the Match Period, Repap agrees that UPM shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of Repap will review any offer by UPM to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether UPM's offer upon acceptance by Repap would result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of Repap so determines, it will enter into an amended agreement with UPM reflecting UPM's amended proposal. If the Board of Directors of Repap continues to believe, in good faith, after consultation with its financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects UPM's amended proposal, Repap may approve, recommend, accept or enter into an agreement, understanding or arrangement with respect to the Superior Proposal, provided that such acceptance or agreement does not obligate Repap or any other Person to seek to interfere with the timing or the holding of the Repap Meeting to consider whether to approve the Amalgamation or to provide for any "break", "hello" or other fees or options or rights to acquire assets or securities or any other obligations of Repap or any subsidiary that would be payable or apply if the Amalgamation occurs. In addition, in such circumstances, Repap may proceed with such approvals, consents, filings of or required by Governmental Entities and such other Persons as Repap shall consider appropriate in order to consummate such Superior Proposal, provided that such activity does not interfere with the timing or the holding of the Repap Meeting to consider whether to approve the Amalgamation. If as a result of the application of this Section there is another Acquisition Proposal to be considered at the Repap Meeting, Repap will act fairly in connection with the order of presentation, signage, proxy forms and other matters related thereto.

(3) Subject to Section 4.6(l), nothing contained in this Section 4.6 shall limit in any way the obligation of Repap to convene and hold the Repap Meeting in accordance with Section 2.1 of this Agreement.

(4) Repap acknowledges and agrees that each successive material amendment to any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (ii) of Section 4.6(1) to initiate an additional Match Period.

Section 4.7       Access to Information

(1) Subject to Section 4.7(2) and applicable Laws, upon reasonable notice, Repap shall (and shall cause each of its subsidiaries to) afford UPM's officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its and its subsidiaries' properties, books, contracts and records as well as to its management personnel, and, during such period, Repap shall (and shall cause each of its subsidiaries to) furnish promptly to UPM all information concerning Repap's and its subsidiaries' businesses, properties and personnel as UPM may reasonably request; provided, however, that neither Repap nor any of its subsidiaries shall be required to disclose trade secrets, breach confidentiality obligations or waive solicitor-client privilege.

(2) UPM acknowledges that certain information provided to it under Section 4.7(1) above will be non-public and/or proprietary in nature (the "Information") and will be subject to the terms for confidentiality set forth in Schedule D hereto. For greater certainty, the provisions of Schedule D shall survive the termination of this Agreement for the periods set forth in Schedule D, provided that Schedule D and Section 4.7(1) shall terminate at the Effective Date notwithstanding anything to the contrary contained therein.

Section 4.8       Closing Matters

     Each of UPM and Repap shall deliver, at the closing of the transactions contemplated hereby, such customary certificates, resolutions and other closing documents as may be required by the other party hereto, acting reasonably.

Section 4.9       Indemnification

(1) UPM agrees that all rights to indemnification or exculpation now existing in favour of the current and former directors or officers of Repap or any subsidiary as provided in its articles or by-laws or by contract or otherwise shall survive the Amalgamation and shall continue in full force and effect for a period of not less than six years from the Effective Date. UPM hereby irrevocably and unconditionally guarantees the obligations of Repap in favour of such directors or officers, whether or not they remain in office, and Repap shall hold the benefit of such obligations in favour of such persons.

(2) There shall be maintained in effect, for not less than six years from the Effective Date, coverage substantially equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by Repap or any of its subsidiaries, as the case may be, which is no less advantageous, and with no gaps or lapses in coverages with respect to matters occurring prior to the Effective Date. Alternatively, at UPM's option, it may cause Repap to purchase "run-off" directors' and officers' liability insurance providing coverage as favourable to such directors and officers as that in effect under such current policies to cover prior events during such six year period or the balance thereof.

                                    ARTICLE 5
                                   CONDITIONS

Section 5.1       Mutual Conditions Precedent.

     The   respective   obligations  of  the  parties  hereto  to  complete  the
transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of UPM and
Repap:

     (a) the Amalgamation shall have been approved at the Repap Meeting by not less than two-thirds of the votes cast by the Repap Shareholders voting together and by not less than two-thirds of the votes cast by the holders of Repap Common Shares;

     (b) there shall not be in force any final and non-appealable injunction, order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding, of a judicial or administrative nature or otherwise, brought by a Governmental Entity in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof;

     (c) this Agreement shall not have been terminated pursuant to Article 6;

     (d) other than the Regulatory Approvals, all consents, waivers, permits, orders and approvals of any Governmental Entity, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Amalgamation, the failure of which to obtain or the non-expiry of which would constitute a violation of applicable Laws, or would have a Material Adverse Effect on UPM or Repap, as the case may be, shall have been obtained or received on terms that will not have a Material Adverse Effect on UPM and/or Repap; there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity: (i) seeking to prohibit or restrict the acquisition by UPM or any of its subsidiaries of any Repap Common Shares or Repap Options, seeking to restrain or prohibit the consummation of the Amalgamation or seeking to obtain from Repap or UPM any damages directly or indirectly in connection with the Amalgamation, (ii) seeking to prohibit or materially limit the ownership or operation by UPM or any of its subsidiaries of any material portion of the business or assets of Repap or any of its subsidiaries or to compel UPM or any of its subsidiaries to dispose of or hold separate any portion of the business or assets of Repap or any of its subsidiaries, (iii) seeking to impose limitations on the ability of UPM or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any Repap Common Shares, including the right to vote the Repap Common Shares purchased by them on all matters properly presented to the shareholders of Repap, (iv) seeking to prohibit UPM or any of its subsidiaries from effectively controlling in any material respect the business or operations of Repap or any of its subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect on Repap or UPM; and

     (e) the Regulatory Approvals shall have been obtained or satisfied on terms and conditions satisfactory to UPM, acting reasonably.

Section 5.2       Additional Conditions Precedent to the Obligations of UPM

(1) The obligations of UPM to complete the transactions contemplated by this Agreement shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for UPM's exclusive benefit and may be waived by UPM):

     (a) all covenants of Repap under this Agreement to be performed on or before the Effective Date shall have been duly performed by Repap in all material respects;

     (b) the representations and warranties of Repap under this Agreement shall have been true and correct in all material respects on the date hereof;

     (c) the representations and warranties of Repap under this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), and UPM shall have received a certificate of Repap addressed to UPM and dated the Effective Date, signed on behalf of Repap by two senior executive officers of Repap (on Repap's behalf and without personal liability), confirming the same as at the Effective Date;

     (d) the Board of Directors of Repap shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Repap and the subsidiaries to permit the consummation of the Amalgamation;

     (e) between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to Repap;

     (f) the holders of Repap Common Shares representing in excess of 15% of the outstanding Repap Common Shares shall not have exercised Dissent Rights or similar rights in connection with the Amalgamation; and

     (g) all outstanding options or other rights or entitlements of any type whatsoever to purchase or otherwise acquire authorized and unissued Repap Common Shares, other than pursuant to the Convertible Debenture, shall have been exercised in full or irrevocably released, surrendered and waived by the holders thereof.

(2) UPM may not rely on the failure to satisfy any of the above conditions precedent if the condition precedent would have been satisfied but for a material default by UPM in complying with its obligations hereunder.

Section 5.3       Additional Conditions Precedent to the Obligations of Repap

(1) The obligations of Repap to complete the transactions contemplated by this Agreement shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of Repap and may be waived by Repap):

     (a) all covenants of UPM under this Agreement to be performed on or before the Effective Date shall have been duly performed by UPM in all material respects;

     (b) all representations and warranties of UPM under this Agreement shall have been true and correct in all material respects on the date hereof;

     (c) the representations and warranties of UPM under this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), and Repap shall have received a certificate of UPM addressed to Repap and dated the Effective Date, signed on behalf of UPM by two senior executive officers of UPM (on UPM's behalf and without personal liability), confirming the same as at the Effective Date; and

     (d) the Board of Directors of UPM shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Acquireco to permit the consummation of the Amalgamation.

(2) Repap may not rely on the failure to satisfy any of the above conditions precedent if the condition precedent would have been satisfied but for a material default by Repap in complying with its obligations hereunder.

Section 5.4       Notice and Cure Provisions

(1) UPM and Repap will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

     (a) cause any of its representations or warranties contained herein to be untrue or inaccurate on the date hereof or on the Effective Date; or

     (b) result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder prior to the Effective Date.

(2) Neither UPM nor Repap may seek to rely upon any conditions precedent contained in Sections 5.1, 5.2 or 5.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Articles of Amalgamation for acceptance by the Director, UPM or Repap, as the case may be, has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which UPM or Repap, as the case may be, are asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that Repap or UPM, as the case may be, is proceeding diligently to cure such matter, if such matter is susceptible to being cured (for greater certainty, except by way of disclosure in the case of representations and warranties), the other may not terminate this Agreement as a result thereof until the later of the 30 days prior to the Outside Date and the expiration of a period of 30 days following such notice. If such notice has been delivered prior to the date of the Repap Meeting, such meetings shall, unless the parties agree otherwise, be postponed or adjourned until the expiry of such period. If such notice has been delivered prior to the filing of the Articles of Amalgamation with the Director, such filing shall be postponed until two Business Days after the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein without a Material Adverse Effect on the curing party, this Agreement may not be terminated solely as a result of the cured breach.

Section 5.5       Satisfaction of Conditions.

     The conditions precedent set out in Sections 5.1, 5.2 and 5.3 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of UPM and Repap, a Certificate of Amalgamation in respect of the Amalgamation is issued by the Director.

                                    ARTICLE 6
                            AMENDMENT AND TERMINATION

Section 6.1       Amendment

     This Agreement and the Amalgamation Agreement may, at any time and from time to time before or after the holding of the Repap Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, subject to applicable Laws, without limitation:

     (a) change the time for performance of any of the obligations or acts of the parties;

     (b) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

     (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and/or

     (d) waive compliance with or modify any conditions precedent herein contained.

Section 6.2       [Intentionally Deleted]

Section 6.3       Termination

(1) If any condition contained in Sections 5.1 or 5.2 is not satisfied at or before the Effective Date, then UPM may, subject to Section 5.4 and to
     Section 5.2(2) in the case of Section 5.2, by notice to Repap terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided, including under Section 6.4), but without detracting from the rights of UPM arising from any breach by Repap but for which the condition would have been satisfied.

(2) If any condition contained in Sections 5.1 or 5.3 is not satisfied at or before the Effective Date, then Repap may, subject to Section 5.4 and to
     Section 5.3(2) in the case of Section 5.3, by notice to UPM terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided, including under Section 6.4), but without detracting from the rights of Repap arising from any breach by UPM but for which the condition would have been satisfied.

(3)  This Agreement may:

     (a)  be  terminated  by the mutual  agreement of Repap and UPM (for greater
          certainty,   without   further   action  on  the  part  of  the  Repap
          Shareholders if terminated after the holding of the Repap Meeting);

     (b) be terminated by either Repap or UPM if there shall be passed any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

     (c) be terminated by UPM if (i) the Board of Directors of Repap shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to UPM its approval or recommendation of this Agreement, the Amalgamation or the Amalgamation Resolution (unless the Repap Shareholders shall have approved the Amalgamation Resolution prior to such termination, or (ii) the Board of Directors of Repap shall have approved or recommended any Acquisition Proposal; or

     (d) be terminated by either UPM or Repap if the Repap Shareholder approval shall not have been obtained by reason of the failure to obtain the required vote at the Repap Meeting;

     in each case, prior to the Effective Date.

(4) If the Effective Date does not occur on or prior to the Outside Date, then, unless otherwise agreed in writing by the parties, this Agreement shall terminate.

(5) If this Agreement is terminated in accordance with the foregoing provisions of this Section 6.3, no party shall have any further liability to perform its obligations hereunder except as provided in Section 6.4, Schedule D and as otherwise expressly contemplated hereby, and provided that neither the termination of this Agreement nor anything contained in this Section 6.3(5) shall relieve any party from any liability for any breach by it of this Agreement or Schedule D, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

Section 6.4       Break and Other Fees; Option

(1)  If:

     (a)  (i)  UPM shall terminate this Agreement  pursuant to Section 6.3(3)
               (c); or

          (ii) either Repap or UPM shall  terminate this  Agreement  pursuant to
               Section 6.3(1) or (2) as a result of the failure to satisfy the conditions specified in either Section 5.1(a) or Section 5.1(b) in circumstances where the requisite Repap Shareholder approval has not been obtained at the Repap Meeting or if either Repap or UPM shall terminate this Agreement pursuant to Section 6.3(3)(d); and

     (b) (i) an Acquisition Proposal has been made, publicly announced or otherwise publicly disclosed by any Person other than UPM prior to the Repap Meeting; or

          (ii) the prospect of there being an Acquisition Proposal has been disclosed to holders of more than 20 percent of the Repap Shares prior to or during the Repap Meeting, Repap Shareholder approval of the Amalgamation is not obtained at the Repap Meeting and an Acquisition Proposal is made, publicly announced or otherwise publicly disclosed, prior to the expiration of six months following termination of this Agreement; and

     (c)  such Acquisition Proposal is consummated;

     then in any such case Repap shall pay to UPM $18 million (the "Break Fee") in immediately available funds to an account designated by UPM. Such payment shall be due concurrently with the consummation of an Acquisition Proposal. Repap shall not be obligated to make more than one payment pursuant to this Section 6.4(1).

(2) On the date hereof, Repap granted to UPM the option to purchase Repap Common Shares upon the terms and subject to the conditions contained in the Option Agreement, a copy of which is attached as Schedule E.

Section 6.5       Remedies

(1) Subject to Section 6.5(2), the parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and either such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

(2) The parties agree that if Repap pays to UPM amounts required by Section 6.4(1) as a result of the occurrence of any of the events referenced in
     Section 6.4(1), UPM shall have no other remedy for any breach of this Agreement by Repap.

                                    ARTICLE 7
                                     GENERAL

Section 7.1       Notices

     All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile, in each case addressed to the particular party at:

     (a)  If to UPM, at:

               UPM Kymmene Group
               Etelaesplanadi 2
               P.O. Box 380
               FIN-00101
               Helsinki, Finland

               Attention:       Reko Aalto-Setala
               Facsimile No.:   (358) 204 15 0304

          with a copy to:

               Osler, Hoskin & Harcourt LLP
               P.O. Box 50
               1 First Canadian Place
               Toronto, Ontario
               M5X 1B8

               Attention:       Dale Ponder
               Facsimile No.:   (416) 862-6666

          and with a copy to:

               White & Case LLP
               1155 Avenue of the Americas
               New York, New York   10036

               Attention:  Timothy B. Goodell
               Facsimile No.:  (212) 354-8113

     (b)  If to Repap at:

               Repap Enterprises Inc.
               300 Atlantic Street
               Suite 200
               Stamford, Connecticut 07901

               Attention:       Stephen Larson
               Facsimile No.:    (203) 964-6183

          with a copy to:

               Stikeman Elliott
               1155 Rene-Levesque Blvd. W.
               40th Floor
               Montreal, Quebec
               H3B 3V2


               Attention:       Pierre Raymond
               Facsimile No.:    (514) 397-3222

          and with a copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York  10004

               Attention:       Andrew Soussloff
               Facsimile No.: (212) 558-3588

or at such other address of which any party may, from time to time, advise the other party by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or facsimile transmission thereof if prior to 5:00 p.m. local time on a Business Day in place of delivery or receipt, and if not received on a Business Day or after 5:00 p.m. on a Business Day then the date of receipt shall be deemed to be the next Business Day. Notice to the persons to be copied hereunder is not proper notice to the primary recipients.

Section 7.2       Assignment

     No party hereto may assign its rights or obligations under this Agreement or the Amalgamation Agreement, except that UPM may assign all or part of its rights or obligations to a wholly-owned subsidiary thereof, provided that UPM remains jointly and severally liable hereunder with such wholly-owned subsidiary.

Section 7.3       Binding Effect

     This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns and no third party shall have any rights hereunder.

Section 7.4       Waiver and Modification

         Each of Repap and UPM may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to it hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for its respective benefit or waive or consent to the modification of any of the obligations of the other party hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

Section 7.5       Further Assurances

         Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

Section 7.6       Expenses

(1) Subject to Section 6.4, the parties agree that all out-of-pocket expenses of the parties relating to the Amalgamation and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the party incurring such expenses.

(2) Repap represents and warrants to UPM that, except for any amounts owing to those financial advisers referred to in Section 3.1(c)(iii) by Repap pursuant to and in accordance with the terms of written and executed agreements existing as at the date hereof and disclosed to UPM prior to the date hereof, no broker, finder or investment banker is or will be entitled to any brokerage, finder's or other fee or commission from Repap or any subsidiary of Repap in connection with the transactions contemplated hereby.

Section 7.7       Consultation

     UPM and Repap agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the transactions contemplated hereby, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly the news release in the agreed form with respect to the Amalgamation as soon as practicable following the execution of this Agreement. UPM and Repap also agree to consult with each other in preparing and making any filings and communications in connection with any Regulatory Approvals or other regulatory approvals and in seeking any third party consents under leases, or other agreements.

Section 7.8       Governing Laws

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as a Ontario contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

Section 7.9       Time of Essence

     Time shall be of the essence in this Agreement.

Section 7.10      Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this Acquisition Agreement as of the date first written above.

                                   UPM-KYMMENE CORPORATION



                                   By:  /s/ Juha Niemela
                                      ------------------------------------------
                                             Authorized Signing Officer


                                   By:  /s/ Reko Aalto-Setala
                                      ------------------------------------------
                                             Authorized Signing Officer


                                   REPAP ENTERPRISES INC.


                                   By:  /s/ Hap Stephen
                                      ------------------------------------------
                                             Authorized Signing Officer

                                   SCHEDULE A
                             AMALGAMATION AGREEMENT



THIS AMALGAMATION AGREEMENT is made as of ________, 2000

BETWEEN:

          REPAP ENTREPRISES INC.,
          a corporation existing under the Canada Business Corporations Act

          ("Repap")

                                     - and -

          3796477 CANADA INC.,
          a corporation incorporated under the Canada Business Corporations Act

          ("Acquireco").



RECITALS:

A. Repap and Acquireco have agreed to amalgamate pursuant to the Canada Business Corporations Act and upon the terms and conditions set forth in this Agreement;

B. The authorized capital of Repap consists of an unlimited number of Repap Common Shares and an unlimited number of Preferred Shares of which, as of the date hereof, there are 743,960,637 Repap Common Shares (and no more) and 240,000 Preferred Shares, Series C and 400,000 Preferred Shares, Series F (and no more) and no Preferred Shares of any other series, issued and outstanding;

C. The authorized capital of Acquireco consists of an unlimited number of common shares; and

D.   It is desirable that this amalgamation be effected.

     NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.   Interpretation

     In this Agreement:

     "Acquireco Common Shares" means the common shares in the capital of Acquireco;

     "Act" means the Canada Business Corporations Act;

     "Affiliate"  means an  affiliated  body  corporate  within  the  meaning of section 1(2) of the Act;

     "Agreement"  means  this  amalgamation   agreement,   and  the  expressions
     "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement;

     "Amalco" means the corporation continuing as a result of the Amalgamation;

     "Amalco Class A Redeemable Preferred Shares" means the Class A redeemable preferred shares in the capital of Amalco having the rights, privileges, restrictions and conditions set forth in Schedule 1.

     "Amalco Class B Preferred Shares" means the Class B preferred shares in the capital of Amalco, issuable in series, having the rights, privileges, restrictions and conditions set forth in Schedule 1;

     "Amalco Class B Preferred Shares, Series C" means the Class B preferred shares, series C in the capital of Amalco having the rights, privileges, restrictions and conditions set forth in Schedule 1;

     "Amalco Class B Preferred Shares, Series F" means the Class B preferred shares, Series F in the capital of Amalco having the rights, privileges, restrictions and conditions set forth in Schedule 1;

     "Amalco Common Shares" means the common shares in the capital of Amalco having the rights, privileges, restrictions and conditions set forth in
     Schedule 1;

     "Amalgamating Corporations" means Repap and Acquireco;

     "Amalgamation" means the amalgamation of the Amalgamating Corporations as contemplated in this Agreement;

     "Business Day" means any day on which commercial banks are generally open for business in Toronto, Ontario and Helsinki, Finland other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario or in Helsinki, Finland under applicable laws;

     "Dissenting Shareholder" means a registered holder of Repap Shares who, in connection with the special resolution of the shareholders which approves and adopts this Agreement, has exercised the right to dissent under section 190 of the Act in compliance with the provisions thereof and thereby becomes entitled to receive the fair value of his or her Repap Shares;

     "Effective Date" means the date shown on the certificate of amalgamation to be issued by the Director under the Act giving effect to the Amalgamation;

     "Record Date" means the record date for the Meeting;

     "Redemption Consideration" means Cdn. $.20 per Amalco Class A Redeemable Preferred Share; and

     "Redemption Date" means the Effective Date;

     "Repap Common Shares" means the common shares in the capital of Repap;

     "Repap Meeting" means the special meeting of Repap shareholders to be held to consider the approval of the special resolution which approves and adopts this Agreement;

     "Repap Preferred Shares, Series C" means the preferred shares, series C in the capital of Repap ;

     "Repap Preferred Shares, Series F" means the preferred shares, series F in the capital of Repap;

     "Repap Shares" means the Repap Common Shares, Repap Preferred Shares, Series C and Repap Preferred Shares, Series F.

     Words and phrases used but not defined in this Agreement and defined in the Act shall have the same meaning in this Agreement as in the Act unless the context or subject matter otherwise requires.

2.   Agreement to Amalgamate

     The Amalgamating Corporations hereby agree to amalgamate as of the Effective Date and to continue as one corporation on the terms and conditions set out in this Agreement.

3.   Name

     The name of Amalco shall be 3796477 Canada Inc.

4.   Registered Office

     The registered office of Amalco shall be c/o Osler, Hoskin & Harcourt LLP, P.O. Box 50, 1 First Canadian Place, Toronto, Ontario, M5X 1B8.

5.   Authorized Capital

     Amalco shall be authorized to issue an unlimited number of Amalco Common Shares, an unlimited number of Amalco Class A Redeemable Preferred Shares and an unlimited number of Amalco Class B Preferred Shares, issuable in series. The rights, privileges, restrictions and conditions attaching to each class of shares of Amalco shall be as described in Schedule 1 to this Agreement.

6.   Private Company Restrictions

     Effective immediately upon UPM-Kymmene Corporation becoming the sole holder of shares of Amalco:

     (a) the right to transfer shares of Amalco shall be restricted in that no share shall be transferred except with the consent of the board of directors of Amalco, to be expressed either by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; and

     (b) the number of shareholders of Amalco, exclusive of persons who are in its employment or the employment of an affiliate and exclusive of persons who, having been formerly in the employment of Amalco were, while in that employment, and have continued after the termination of that employment to be, shareholders of Amalco, shall be limited to not more than fifty. Two or more persons who are the joint registered owners of one of more shares shall be counted as one shareholder.

     Any invitation to the public to subscribe for securities of Amalco is prohibited. For the purposes hereof, the issuance of Amalco Class A Redeemable Preferred Shares, Amalco Class B Preferred Shares and Amalco Common Shares upon the Amalgamation shall not constitute an invitation to the public to subscribe for securities of Amalco.

7.   Restrictions on Business

     There shall be no restrictions on the business which Amalco is authorized to carry on.

8.   Number of Directors

     The board of directors of Amalco shall, until otherwise changed in accordance with the Act, consist of a minimum number of one and a maximum number of [5] directors. The number of directors of Amalco shall initially be [3] and the directors of Amalco shall be empowered to determine from time to time the number of directors of Amalco within the said minimum and maximum numbers provided for in the Articles of Amalco, as the same may be amended from time to time.

9.   Initial Directors

         The first directors of Amalco shall be the persons whose names and residential addresses appear below;

Name                      Municipality of Residence           Resident Canadian

  o                                 o                            [yes/no]

     Such directors shall hold office until the next annual meeting of shareholders of Amalco or until their successors are elected or appointed.

10.  By-Laws

     The by-laws of Amalco, until repealed, amended or altered, shall be the by-laws of Repap.

11.  Amalgamation

     On the Effective Date:

     (a) each issued and outstanding Repap Common Share (other than those held by Dissenting Shareholders and other than those held by Acquireco, if any) will be converted into one Amalco Class A Redeemable Preferred Share;

     (b) each issued and outstanding Repap Common Share held by Acquireco will be cancelled;

     (c) each issued and outstanding Acquireco Common Share will be converted into one Amalco Common Share;

     (d) each issued and outstanding Repap Preferred Share, Series C will be converted into one Amalco Class B Preferred Share, Series C;

     (e) each issued and outstanding Repap Preferred Share, Series F will be converted into one Amalco Class B Preferred Share, Series F; and

     (f) Dissenting Shareholders will be entitled to be paid the fair value of their Common Shares.

12.  Stated Capital Accounts

     There shall be added to the stated capital account in the accounting records of Amalco maintained for:

     (a) the Amalco Class A Redeemable Preferred Shares, an amount equal to the number of Amalco Class A Redeemable Preferred Shares issued on the Amalgamation multiplied by Cdn. $.20;

     (b) the Amalco Class B Preferred Shares, Series C, an amount equal to the aggregate stated capital of each Repap Preferred Share, Series C changed into an Amalco Class B Preferred Share, Series C on the Amalgamation;

     (c) the Amalco Class B Preferred Shares, Series F, an amount equal to the aggregate stated capital of each Repap Preferred Share, Series F changed into an Amalco Class B Preferred Share, Series F on the Amalgamation; and

     (d) the Amalco Common Shares, an amount equal to the amount by which the aggregate stated capital attributable to the Repap Common Shares (other than those held by Acquireco, if any) and the Acquireco Common Shares exceeds the amount added to the stated capital account maintained for the Amalco Class A Redeemable Preferred Shares in accordance with this section.

     The amount of stated capital attributable to the Amalco Common Shares shall be adjusted to reflect payments that may be made to Dissenting Shareholders.

13.  Share Certificates

     No certificates shall be issued in respect of the Amalco Class A Redeemable Preferred Shares and such shares shall be evidenced by the certificates representing Repap Common Shares. No certificates shall be issued in respect of the Amalco Class B Preferred Shares, Series C or the Amalco Class B Preferred Shares, Series F and such shares shall be evidenced by certificates representing Repap Preferred Shares, Series C and Repap Preferred Shares, Series F respectively.

14.  Contribution of Assets

     Each of Repap and Acquireco shall contribute to Amalco all its assets, subject to its liabilities, as such exist immediately before the Effective Date.

15.  Property of Amalco

     Amalco shall posses all the property, rights, privileges and franchises and shall be subject to all the liabilities, contracts, disabilities and debts of each of the Amalgamating Corporations as such exist immediately before the Effective Date.

16.  Rights of Creditors

     All rights of creditors against property, rights and assets of each of the Amalgamating Corporations and all liens upon their property, rights and assets shall be unimpaired by the Amalgamation and all debts, contracts, liabilities and duties of each of the Amalgamating Corporations shall thenceforth attach to Amalco and may be enforced against it.

17.  General Conditions Precedent

     The respective obligations of the parties hereto to consummate the transactions contemplated hereby, and in particular the Amalgamation, are subject to the satisfaction, on or before the Effective Date, of the following conditions any of which may be waived by the mutual consent of such parties without prejudice to their rights to rely on any other or others of such conditions:

     (a) this Agreement and the transactions contemplated hereby, including in particular the Amalgamation, shall have been approved by:

          (i)  the common shareholder of Acquireco; and

          (ii) not less than two-thirds of the votes cast by the holders of Repap Shares who, being entitled to do so, vote in person or by proxy at the Repap Meeting in accordance with the provisions of the Act and in accordance with other applicable regulatory requirements; and

     (b) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation, the Amalgamation.

18.  Termination

     This Agreement may, prior to the issuance of a certificate of Amalgamation, be terminated by the board of directors of Repap or Acquireco notwithstanding the approval thereof by the shareholders of Repap and Acquireco.

19.  Dissenting Shareholders

     Repap Shares which are held by a Dissenting Shareholder shall not be converted into Amalco Class A Redeemable Preferred Shares. However, in the event that a holder of Repap Shares fails to perfect or effectively withdraws such shareholder's claim under section 190 of the Act or forfeits such shareholder's rights to make a claim under section 190 of the Act or his rights as a shareholder of Repap are otherwise reinstated, (i) such shareholder's Repap Common Shares shall thereupon be deemed to have been converted as of the Effective Date into Amalco Class A Redeemable Preferred Shares, (ii) such shareholder's Repap Preferred Shares, Series C shall thereupon be deemed to have been converted as of the Effective Date into Amalco Class B Preferred Shares, Series C and (iii) such shareholder's Repap Preferred Shares, Series F shall thereupon be deemed to have been converted as of the Effective Date into Amalco Class B Preferred Shares, Series F, in each case, on the basis set forth in paragraph 11 hereof.

20.  Filing Documents

     Upon the shareholders of each of the Amalgamating Corporations approving this Agreement by special resolution in accordance with the Act and subject to the other provisions of this Agreement, the Amalgamating Corporations shall jointly file with the Director under the Act articles of amalgamation and such other documents as may be required.

21.  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

22.  Counterparts

     This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have executed this Agreement.

                                                REPAP ENTERPRISES INC.

                                                By:
                                                   -----------------------------
                                                   Authorized Signing Officer

                                                3796477 CANADA INC.

                                                By:
                                                   -----------------------------
                                                   Authorized Signing Officer

                                   SCHEDULE B
                  SPECIAL RESOLUTION OF THE REPAP SHAREHOLDERS



RESOLVED AS A SPECIAL RESOLUTION THAT:

     1. The amalgamation (the "Amalgamation") of Repap (the "Corporation") and 3796477 Canada Inc. ("Acquireco") under section 181 of the Canada Business Corporations Act, as more particularly described and set forth in the Management Information Circular (the "Circular") of Repap accompanying the notice of this meeting is hereby authorized and approved upon the terms and conditions set forth in the acquisition agreement (the "Acquisition Agreement") dated as of August 28, 2000 between the Corporation and UPM-Kymmene Corporation, the full text of which is set forth in Schedule _____ to the Circular;

     2. The amalgamation agreement between the Corporation and Acquireco dated _____, 2000, in the form set forth in Schedule A to the Acquisition Agreement, is hereby approved;

     3. The board of directors of the Corporation is hereby authorized to revoke this resolution at any time prior to the Amalgamation becoming effective without further approval of the shareholders of the Corporation and to determine not to proceed with the Amalgamation; and

     4. The directors and proper officers of the Corporation are hereby authorized to take all such steps as they deem necessary or desirable in connection with the Amalgamation of the Corporation and Acquireco.

                                   SCHEDULE C
                              REGULATORY APPROVALS


Canada

- expiration or earlier termination of the waiting period under Part IX of the Competition Act (Canada) and receipt of an advance ruling certificate ("ARC") pursuant to the Competition Act (Canada) or, in the alternative to an ARC, a no-action letter from the Commissioner of Competition

- determination by the Minister responsible for Investment Canada under the Investment Canada Act (Canada) that the Amalgamation is of "net benefit to Canada" for purposes of such Act on terms and conditions satisfactory to UPM, acting reasonably

- any required government consents with respect to Crown timber licenses and agreements to which Repap or any of its affiliates is a party

- approval for the listing of the Repap Common Shares issuable upon the exercise of the Option by The Toronto Stock Exchange


United States

-    expiration  or  earlier   termination  of  the  waiting  period  under  the
     Hart-Scott-Rodino Antitrust Improvements Act of 1976

                                   SCHEDULE D
                           CONFIDENTIALITY PROVISIONS

In connection with UPM's interest in the acquisition of Repap (the "Transaction"), Repap and Repap's affiliates are furnishing UPM or UPM's representatives with certain information which is either non-public, confidential or proprietary in nature. This information furnished to UPM or UPM's representatives, together with analyses, compilations, forecasts, studies or other documents prepared by UPM, its agents, representatives (including lawyers, accountants and financial advisors) or employees which contain or otherwise reflect such information is, subject to section 3 of this Schedule, hereinafter referred to as the "Information". In consideration of Repap furnishing UPM with the Information, UPM agrees that:

1.   The Information  shall be kept  confidential and shall not, without Repap's
     prior  written   consent,   be  disclosed  by  UPM,  or  by  UPM's  agents,
     representatives or employees, in any manner whatsoever, in whole or in part, and shall not be used by UPM, UPM's agents, representatives or employees, other than, in each case, in connection with the Transaction. Moreover, UPM agrees to reveal the Information only to UPM's agents, representatives and employees who need to know the Information for the purposes of evaluating the Transaction, who are informed by UPM of the confidential nature of the Information and who shall agree to act in accordance with the terms and conditions of this Schedule.

2. Upon the termination of the Acquisition Agreement to which these provisions constitute Schedule D, all copies of the Information, except for that portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by UPM, UPM's agents, representatives or employees, will be, at UPM's option, returned to Repap or destroyed. That portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by UPM, UPM's agents, representatives or employees will be destroyed upon Repap's request and any oral Information will continue to be subject to the terms of this Schedule. Upon Repap's request, UPM shall provide Repap with a certificate certifying as to the complete return and destruction of all Information in accordance with the terms of this paragraph. Notwithstanding the foregoing, one copy of each document or other item constituting Information may be retained by counsel to UPM, permanently subject to the terms of this Schedule, for use only in connection with any dispute or litigation which has arisen at that time and for which such Information is necessary or desirable.

3. The term "Information" shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by UPM, UPM's agents, representatives or employees in contravention of this Schedule, (ii) are received from an independent third party who had obtained the Information lawfully and was under no obligation of secrecy to Repap, (iii) UPM can show were in UPM's possession before UPM received such Information from Repap or (iv) UPM can show were independently developed by UPM or on UPM's behalf by persons having no access to the Information at the time of independent development.

4. UPM acknowledges that neither Repap nor any of Repap's affiliates makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and each of Repap and Repap's affiliates expressly disclaims any and all liability that may be based on the Information, errors therein or omissions therefrom. UPM agrees that UPM is not entitled to rely on the accuracy or completeness of the Information and that UPM shall be entitled to rely solely on the representations and warranties made to UPM in the Acquisition Agreement.

5. If UPM or anyone to whom UPM transmits the Information becomes compelled by applicable legal or regulatory requirements (including, without limitation, the requirements of any applicable stock exchange) to disclose any of the Information, UPM will provide Repap with prompt notice so that Repap may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Schedule. If such protective order or other remedy is not obtained or Repap waives compliance with the provisions of this Schedule, UPM will furnish only that portion of the Information which UPM is advised, by written opinion of counsel, is required by such applicable legal or regulatory requirements and will exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to the Information if such confidential treatment is available.

6. Without the prior written consent of Repap, for a period of two years from the date of this Agreement, neither UPM nor any of UPM's affiliates will solicit for employment, employ or otherwise contract for the services of any person who is now employed (either as an employee or full-time consultant) by Repap or any of its operating divisions or affiliates and with whom UPM or UPM's agents, representatives or employees communicate in connection with the Transaction, other than persons (i) whose employment by Repap or any of its operating divisions or affiliates, or any of their successors, shall have been terminated, (ii) who shall have voluntarily left the employ of Repap or its affiliate prior to the date of such solicitation, employment or other contractual arrangements, (iii) who shall have responded to general solicitation through advertising or (iv) who shall have responded to general solicitation by a recruiting or search firm (provided that such search firm has not been directed by UPM or any of UPM's affiliates to contact such persons).

7. Any provision in this Schedule which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Schedule or affecting the validity or enforceability of such provisions in any other jurisdiction.

8. UPM acknowledges that disclosure of the Information in contravention of this Schedule may cause significant damage and harm to Repap and its affiliates and that remedies at law may be inadequate to protect against breach of this Agreement, and UPM hereby in advance agrees to the granting of injunctive relief in Repap's favour without proof of actual damages, in addition to any other remedy to which Repap may be entitled.

9. The obligations described in this Schedule shall terminate two years from the date of this Schedule; provided, however, that sections 3, 8 and 10 of this Schedule shall survive indefinitely.

10. It is acknowledged and agreed that UPM is requesting access to the Information to permit it and its agents, representatives and employees to perform the above-described evaluation of Repap and/or any of its affiliates. It is understood that affiliated companies of UPM may be given access to the Information and that those affiliated companies of UPM which are given access to the Information will be informed of the confidential nature of the Information and UPM will make commercially reasonable efforts to cause the directors, officers, employees, agents and representatives of those affiliated companies to treat the Information on a confidential basis. The affiliated companies of UPM which are not given such access shall have no obligations under this Schedule. References in this Schedule to "UPM" shall be deemed to be references to UPM and/or such affiliated companies as may eventually be given access to the Information.

11. This Schedule constitutes the entire agreement between Repap and UPM with respect to the subject matter hereof.

                                   SCHEDULE E
                                OPTION AGREEMENT